News Release

PartnerRe Ltd. Reports Second Quarter and Half-Year 2004 Results

  Net Income per share of $2.12; Operating Earnings per share of $1.93
  Annualized Net Income ROE of 20%; Annualized Operating ROE of 18%
  Book Value per Share of $44.69, a 5% increase YTD for 2004
  Record Half-Year Net Income per share of $4.71; Operating Earnings per share of $3.95

PEMBROKE, Bermuda, July 26, 2004 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $119.8 million, or $2.12 per share on a fully diluted basis, for the second quarter of 2004. This net income includes net after-tax realized gains on investments of $10.1 million or $0.19 per share. Net income for the second quarter of 2003, including net after-tax realized gains on investments of $17.4 million or $0.33 per share, was $121.9 million or $2.00 per share. Operating earnings for the second quarter of 2004 were $104.9 million or $1.93 per share on a fully diluted basis. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. This compares to operating earnings of $89.9 million, or $1.67 per share, for the second quarter of 2003. All references to per share amounts are on a fully diluted basis.

PartnerRe President & Chief Executive Officer, Patrick Thiele, said, “We continued to achieve excellent results during the second quarter and first half of 2004, with an annualized operating return on equity of 18% and 19% respectively. Book value has grown 5% on a year-to-date basis, despite the significant rise in interest rates during the second quarter. Our results underscore the strength of PartnerRe’s financial position and technical capabilities, and reflect the real economic value that we are generating for our shareholders.”

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended June 30		Six months ended June 30
	2004	2003(b)	2004	2003(b)
Net Premiums Written	$840,721	$838,860	$2,364,422	$2,073,607
Net Premiums Earned	$954,835	$862,848	$1,847,622	$1,669,084
Non-life Combined Ratio	92.2%	91.3%	91.5%	92.3%
Net Income	$119,835	$121,915	$265,479	$246,284
Net Income per share (a)	$2.12	$2.00	$4.71	$4.22
Net Operating Earnings (a)	$104,865	$89,901	$214,605	$171,339
Net Operating Earnings per share (a)	$1.93	$1.67	$3.95	$3.19

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

(a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Net operating earnings per share is defined as net operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. Per share results are on a fully diluted basis.

(b)	Developing interpretations of accounting guidance resulted in changes in the classification of certain Income Statement items. The Company performed these reclassifications as if these interpretations were available as of January 1, 2003.

Net premiums written for the second quarter 2004 were $840.7 million, a marginal increase over the comparable period in 2003. Quarterly comparisons are impacted by timing differences relating to the recording of written premiums, and therefore the year-to-date written premium growth rate is more reflective of the full year trends. Total revenues for the quarter increased 10% over the second quarter in 2003 to $1.0 billion, including $954.8 million of net premiums earned – an increase of 11%; net investment income of $74.9 million – an increase of 19%; and net realized investment gains of $8.0 million.

For the first six months of 2004, net premiums written, net income, and operating earnings are all record results. For the six-month period, net premiums written were $2.4 billion, a 14% increase over the same period in 2003. Net income was $265.5 million or $4.71 per share. Net income for the period includes a net after-tax realized gain on investments of $41.1 million or $0.76 per share. Operating earnings were $214.6 million, or $3.95 per share. Net income for the first six months of 2003 was $246.3 million or $4.22 per share including net after-tax realized gains of $55.4 million, or $1.03 per share. Operating earnings for the same period in 2003 were $171.3 million or $3.19 per share. Total revenues for the first six months of 2004 were $2.0 billion, including $1.8 billion of net premiums earned, net investment income of $148.4 million, and net realized investment gains of $45.9 million. Total revenues for the same period in 2003 were $1.9 billion.

At June 30, 2004, total assets were $11.8 billion, total capitalization was $3.3 billion, and total shareholders’ equity was $2.7 billion. This compares to total assets of $10.9 billion, total capitalization of $3.2 billion, and total shareholders’ equity of $2.6 billion at December 31, 2003. Book value per common share at June 30, 2004 was $44.69 on a fully diluted basis, compared to $42.48 per share at December 31, 2003.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

In May 2004, the Board of Directors approved the Company’s repurchase authorization for a total of up to 5 million common shares. During the quarter ended June 30, the Company repurchased 163,300 common shares.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.34 per common share. The dividend will be payable on September 1, 2004, to common shareholders of record on August 22, 2004, with the stock trading ex-dividend commencing August 20, 2004.

Results of Operations

“We are very pleased with the performance of all our operations this quarter, highlighted by a Non-Life combined ratio of 92.2%,” said Mr. Thiele. “Our excellent results for the quarter and the half year reflect our disciplined technical skills, as well as the strong pricing enjoyed over the last couple of years and the continued modest level of large losses.

Mr. Thiele added, “These market conditions have led to high levels of industry profitability, which in turn have resulted in increasing competition, and prices declining in some lines, including property, catastrophe and aviation. Hence, our growth rate in written premiums has slowed considerably from the extremely strong growth enjoyed in 2002 and 2003. Nevertheless, expected profitability on currently written business remains quite good.”

Results by Segment

The Non-Life segment reported net premiums written of $735 million for the quarter, down 5% as compared to last year. Timing differences in the recording of written premiums affect year-over-year comparisons. The combined ratio was 92.2% for the second quarter compared to 91.3% for the same period in 2003. The Non-Life technical result remained flat at $112 million. The results for this quarter include approximately $29.8 million of net reductions to prior period reserves, including a $27.5 million reduction to World Trade Center reserves principally relating to notifications from cedants that losses will not attach to the reinsurance layers on which PartnerRe participates. For the first six months, Non-Life net premiums written were $2.2 billion, representing an increase of 13%. The six month technical result was $238 million, compared to $201 million for the same period in 2003. The combined ratio for the six month period was 91.5% compared to 92.3% in 2003.

The U.S. Property and Casualty business, which represented approximately 24% of total net premiums written for the quarter, reported net premiums written of $201 million, down 9% over the prior year’s second quarter. Net premiums earned increased 9% during the quarter

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

when compared to the same period in 2003. The technical ratio for this sub-segment was 94.5%, compared to 95.3% in the second quarter of 2003, reflecting strong results in property and casualty lines. For the first six months of 2004, net premiums written increased 7% to $577 million. The six-month technical ratio was 94.0%, compared to 95.6% in 2003. The technical result for the half-year increased to $28 million from $18 million in 2003.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 24% of total net premiums written, reported net premiums written of $197 million for the second quarter of 2004, compared to $186 million for the same period in 2003. Net premiums earned during the quarter were $230 million, up 7% from $215 million in last year’s second quarter. The technical ratio for this sub-segment was 105.2% compared to 94.2% for the same period in 2003, reflecting mixed results. Strong results and reductions to prior year reserves in the property line were more than offset by moderate additions to reserves for prior years, primarily in European excess of loss motor and casualty business following recent increases in reported losses. For the six months, net premiums written increased 36% to $666 million. The six-month technical ratio was 101.8%, compared to 93.2% in 2003. The technical result for the half-year was a loss of $9 million compared to a gain of $28 million in 2003.

The Worldwide Specialty business, which represented approximately 40% of total net premiums written for the quarter, reported net premiums written of $337 million for the second quarter, down 8% over the prior year period. Net premiums earned increased 4% during the quarter. This sub-segment’s technical ratio was 70.6%, compared to 75.2% for the second quarter of 2003, reflecting the low level of large loss activity during the quarter. The results for this quarter also include reductions in reserves for prior years of approximately $49.0 million. For the six-month period, net premiums written increased 4% to $932 million. The six-month technical ratio was 69.8%, compared to 77.9% in 2003. The technical result for the half-year was $219 million compared to $155 million in 2003.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented approximately 12% of total net premiums written in the quarter, reported net premiums written of $104 million for the quarter, reflecting 57% growth over the second quarter of 2003. The allocated underwriting result for the quarter was nil, compared to a gain of $2 million for the comparable period in 2003. For the six-month period, net premiums written increased 26% to $187 million, with an allocated underwriting loss of $4 million, compared to a gain of $3 million for the comparable period in 2003.

The ART (Alternative Risk Transfer) segment comprises finite reinsurance, structured finance, weather related products, and for the first time, the results of the Company’s recent

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

investment in Channel Re. Premiums are not a representative measure of activity in ART, as reinsurance accounting does not apply for much of the business in this segment. The ART segment generally recognizes gross margins, net spreads, or changes in the value of derivative instruments on its various transactions either on the “premium written”, “premium earned”, “investment income”, or “other income” line of the income statement, according to applicable accounting guidance. The technical result for this segment was $1 million for the second quarter of 2004, as compared to nil in the second quarter of 2003.

Commentary and Outlook

“The last three years have provided very attractive opportunities to grow and write profitable business,” said Mr. Thiele. “PartnerRe is uniquely positioned for continued success in this current market environment and for the remainder of the non-life cycle. Our superior franchise, financial strength, dual distribution systems, and global diversification continue to provide us access to quality business.

“Looking ahead, growth opportunities for PartnerRe are the Life and ART segments, as well as our growing casualty business. The life market in Europe continues to provide attractive opportunities for well-rated reinsurers like PartnerRe and the growth trends seen over the past two years in Life continued in the second quarter with significant premium growth. We continue to make good progress in the build-up of our ART segment. We expect our growing participation in these markets will begin to contribute more meaningfully to overall results. In the meantime, our rapidly growing investment income will increasingly drive results.

Mr. Thiele added, “At the July 1 renewal, we saw pockets of strength in both U.S. and European casualty lines. However, the general trend is toward greater competition in both primary and reinsurance markets, and for the non-life reinsurance market as a whole, we expect to see flat to declining prices going forward.

“For 2004, we expect that, barring any unusually large loss events, we will exceed our stated plan of a minimum of $6.90 in operating earnings per share, and an operating return on equity of at least 17%. We remain committed to increasing the economic value of this company.”

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude overhead expenses. All references to per share amounts in this press release are on the basis of fully diluted shares. Certain reclassifications have been made to prior year consolidated financial statement amounts to conform to the current year presentation and the new segment presentation.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health, and alternative risk transfer solutions. At year-end 2003, total revenues were $3.9 billion. As of June 30, 2004, total assets were $11.8 billion, total capitalization was $3.3 billion and total shareholders’ equity was $2.7 billion. Our major reinsurance operations have ratings of AA- from Standard & Poor’s, Aa3 from Moody’s, A+ from A.M. Best, and AA from Fitch.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Jim Barron/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except per share data)
(Unaudited)

	For the three montds ended June 30, 2004	For the three months ended June 30, 2003	For the six month ended June 30, 2004	For the six months ended June 30, 2003

Revenues
Gross premiums written	841,934	$837,302	$2,395,556	$2,098,892

Net premiums written	840,721	$838,860	$2,364,422	$2,073,607
Decrease (increase) in unearned premiums	114,114	23,988	(516,800)	(404,523)

Net premiums earned	954,835	862,848	1,847,622	1,669,084
Net investment income	74,926	63,048	148,388	124,178
Net realized investment gains	8,042	15,566	45,856	55,636
Other income	4,122	2,873	7,036	5,150

Total Revenues	1,041,925	944,335	2,048,902	1,854,048

Expenses
Losses and loss expenses including life policy benefits	619,669	554,273	1,189,527	1,110,270
Acquisition costs	226,817	201,599	431,148	371,321
Other operating expenses	67,884	58,078	135,446	109,349
Interest expense	10,168	3,231	20,336	6,426
Net foreign exchange losses (gains)	58	(5,198)	(1,139)	(8,932)

Total Expenses	924,596	811,983	1,775,318	1,588,434

Income before distributions related to Trust Preferred
and Mandatorily Redeemable Preferred Securities and taxes	117,329	132,352	273,584	265,614
Distributions related to Trust Preferred and Mandatorily
Redeemable Preferred Securities	--	6,815	--	13,630
Income tax (benefit) expense	(2,506)	3,622	8,105	5,700

Net income	119,835	$121,915	$265,479	$246,284

Preferred dividends	4,894	$14,567	$9,788	$19,567

Operating earnings available to common shareholders	104,865	$89,901	$214,605	$171,339

Comprehensive (loss) income	(24,946)	$224,054	$172,450	$326,491

Per Share Data:
Earnings per common share:
Basic operating earnings	1.95	$1.69	$3.99	$3.24
Net realized investment gains, net of tax	0.19	0.33	0.77	1.05

Basic net income	2.14	$2.02	$4.76	$4.29

Weighted average number of common shares
outstanding	53,791.5	53,221.8	53,737.5	52,810.3
Diluted operating earnings	1.93	$1.67	$3.95	$3.19
Net realized investment gains, net of tax	0.19	0.33	0.76	1.03

Diluted net income	2.12	$2.00	$4.71	$4.22

Weighted average number of common and
common equivalent shares outstanding	54,339.3	53,698.7	54,305.9	53,716.4

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share data and parenthetical share data)
(Unaudited)

	June 30, 2004	December 31, 2003

Assets
Investments and cash
Fixed maturities, at fair value
(amortized cost: 2004, $4,833,567; 2003, $5,241,494)	$4,859,290	$5,343,651
Short-term investments, at fair value
(amortized cost: 2004, $14,459; 2003, $46,271)	14,456	46,307
Equities, at fair value
(cost: 2004, 671,524; 2003, $614,697)	748,201	713,950
Trading securities, at fair value (cost: 2004, $98,692; 2003, $113,385)	102,148	122,544
Cash and cash equivalents, at fair value, which approximates amortized cost	1,523,567	558,692
Other invested assets	95,532	11,590

Total investments and cash	7,343,194	6,796,734
Accrued investment income	115,540	132,291
Reinsurance balances receivable	1,637,117	1,214,269
Reinsurance recoverable on paid and unpaid losses	191,556	188,706
Funds held by reinsured companies	1,075,870	1,068,432
Deferred acquisition costs	428,535	354,854
Deposit assets	321,294	508,037
Taxes recoverable	94,070	80,835
Goodwill	429,519	429,519
Net receivable for securities sold	10,305	–
Other	124,333	129,337

Total Assets	$11,771,333	$10,903,014

Liabilities
Unpaid losses and loss expenses	$5,056,732	$4,755,059
Policy benefits for life and annuity contracts	1,145,621	1,162,016
Unearned premiums	1,541,994	1,035,450
Funds held under reinsurance treaties	27,744	27,399
Deposit liabilities	534,668	570,634
Long-term debt	220,000	220,000
Net payable for securities purchased	–	5,389
Accounts payable, accrued expenses and other	124,458	126,675
Debt related to Trust Preferred Securities	206,186	206,000
Mandatorily Redeemable Preferred Securities	200,000	200,000

Total Liabilities	9,057,403	8,308,622

Shareholders Equity
Common shares (par value $1.00, issued and outstanding:
2004, 53,692,627; 2003, 53,741,553)	53,693	53,742
Preferred shares (par value $1.00, issued and outstanding: 2004, 11,600,000;
2003, 11,600,000; aggregate liquidation preference: $290,000,000)	11,600	11,600
Additional paid-in capital	1,016,847	1,023,167
Deferred compensation	(302)	(125)
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	86,030	166,492
Currency translation adjustment	4,090	16,657
Retained earnings	1,541,972	1,322,859

Total Shareholders' Equity	2,713,930	2,594,392

Total Liabilities and Shareholders' Equity	$11,771,333	$10,903,014

Shareholders Equity Per Common Share	$45.14	$$42.88

Diluted Book Value Per Common and Common Equivalent
Share (assuming exercise of stock options)	$44.69	$42.48

Number of Diluted Common Shares Outstanding	54,240.4	54,242.8

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the three months ended June 30, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$201	$197	$337	$735	$2	$105	$–	$842
Net premiums written	$201	$197	$337	$735	$2	$104	$–	$841
(Increase) decrease in
unearned premiums	33	33	45	111	(1)	4	–	114

Net premiums earned	234	230	382	846	1	108	–	955
Losses and loss expenses
including life policy benefits	(168)	(183)	(183)	(534)	–	(86)	–	(620)
Acquisition costs	(53)	(60)	(87)	(200)	–	(27)	–	(227)

Technical Result	$13	$(13)	$112	$112	$1	$(5)	$–	$108
Other income	n/a	n/a	n/a	–	4	–	–	4
Other operating expenses	n/a	n/a	n/a	(48)	(4)	(6)	(10)	(68)

Underwriting Result	n/a	n/a	n/a	$ 64	$ 1	$(11)	n/a	44
Net investment income	n/a	n/a	n/a	n/a	–	11	64	75

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$–	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	8	8
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(10)	(10)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	–	–
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	3	3

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	120

Loss ratio (1)	71.9%	79.2%	47.8%	63.0%
Acquisition ratio (2)	22.6	26.0	22.8	23.6

Technical ratio (3)	94.5%	105.2%	70.6%	86.6%
Other overhead expense ratio (4)				5.6

Combined ratio (5)				92.2%

(A)	This segment includes the Company's share of Channel Re's net income in the amount of $0.7 million. The 2003 period includes no income from Channel Re as the Company acquired its equity ownership in the first quarter of 2004.

For the three months ended June 30, 2003

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$221	$182	$366	$769	$–	$68	$–	$837
Net premiums written	$221	$186	$366	$773	$–	$66	$–	$839
Increase in unearned premiums	(6)	29	–	23	–	1	–	24

Net premiums earned	$215	$215	$366	$796	$–	$67	$–	$863
Losses and loss expenses
including life policy benefits	(148)	(145)	(202)	(495)	–	(59)	–	(554)
Acquisition costs	(57)	(57)	(74)	(188)	–	(14)	–	(202)

Technical Result	$10	$13	$90	$113	$–	$(6)	$–	$107
Other income	n/a	n/a	n/a	–	3	–	–	3
Other operating expenses	n/a	n/a	n/a	(44)	(3)	(4)	(7)	(58)

Underwriting Result	n/a	n/a	n/a	$69	$–	$(10)	n/a	$52
Net investment income	n/a	n/a	n/a	n/a	–	12	51	63

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$2	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	16	16
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	5	5
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(4)	(4)
Distributions related to Trust Preferred and							–
Mandatorily Redeemable Preferred Securities	n/a	n/a	n/a	n/a	n/a	n/a	(7)	(7)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$ 122

Loss ratio (1)	68.7%	67.8%	55.2%	62.2%
Acquisition ratio (2)	26.6	26.4	20.0	23.6

Technical ratio (3)	95.3%	94.2%	75.2%	85.8%
Other overhead expense ratio (4)				5.5

Combined ratio (5)				91.3%

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other overhead expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other overhead expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated investment income less losses and loss expenses, acquisition costs and other overhead expenses.

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)

(Unaudited)

SEGMENT INFORMATION
For the six months ended June 30, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$577	$666	$956	$2,199	$3	$194	$-	$2,396

Net premiums written	$577	$666	$932	$2,175	$2	$187	$-	$2,364
(Increase) decrease in unearned premiums	(120)	(181)	(206)	(507)	-	(9)	-	(516)
Net premiums earned	457	485	726	1,668	2	178	-	1,848
Losses and loss expenses including
life policy benefits	(334)	(370)	(346)	(1,050)	-	(140)	-	(1,190)
Acquisition costs	(95)	(124)	(161)	(380)	-	(51)	-	(431)
Technical Result	$28	$(9)	$219	$238	$2	$(13)	$-	$227
Other income	n/a	n/a	n/a	-	7	-	-	7
Other operating expenses	n/a	n/a	n/a	(96)	(8)	(12)	(20)	(136)

Underwriting Result	n/a	n/a	n/a	$142	$1	$(25)	n/a	98
Net investment income	n/a	n/a	n/a	n/a	-	21	127	148

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$(4)	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	46	46
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(20)	(20)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	1	1
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(8)	(8)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	265

Loss ratio (1)	73.1%	76.2%	47.7%	63.0%
Acquisition ratio (2)	20.9	25.6	22.1	22.7

Technical ratio (3)	94.0%	101.8%	69.8%	85.7%
Other overhead expense ratio (4)				5.8

Combined ratio (5)				91.5%

(A)	This segment includes the Company's share of Channel Re's net income in the amount of $0.7 million. The 2003 period includes no income from Channel Re as the Company acquired its equity ownership in the first quarter of 2004.

For the six months ended June 30, 2003

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$539	$487	$918	$1,944	$-	$155	$-	$2,099

Net premiums written	$539	$491	$896	$1,926	$-	$148	$-	$2,074
Increase in unearned premiums	(128)	(74)	(197)	(399)	-	(6)	-	(405)
Net premiums earned	$411	$417	$699	$1,527	$-	$142	$-	$1,669
Losses and loss expenses
including life policy benefits	(286)	(283)	(409)	(978)	-	(132)	-	(1,110)
Acquisition costs	(107)	(106)	(135)	(348)	-	(23)	-	(371)
Technical Result	$18	$28	$155	$201	$-	$(13)	$-	$188
Other income	n/a	n/a	n/a	-	5	-	-	5
Other operating expenses	n/a	n/a	n/a	(83)	(5)	(8)	(13)	(109)

Underwriting Result	n/a	n/a	n/a	$118	$-	$(21)	n/a	$84
Net investment income	n/a	n/a	n/a	n/a	-	24	100	124

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$3	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	56	56
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(6)	(6)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	8	8
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(6)	(6)
Distributions related to Trust								-
Preferred and
Mandatorily Redeemable
Preferred Securities	n/a	n/a	n/a	n/a	n/a	n/a	(14)	(14)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$246

Loss ratio (1)	69.5%	68.0%	58.6%	64.1%
Acquisition ratio (2)	26.1	25.2	19.3	22.8

Technical ratio (3)	95.6%	93.2%	77.9%	86.9%
Other overhead expense ratio (4)				5.4

Combined ratio (5)				92.3%

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other overhead expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other overhead expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated investment income less losses and loss expenses, acquisition costs and other overhead expenses.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three months ended June 30, 2004	For the three months ended June 30, 2003	For the six month ended June 30, 2004	For the six months ended June 30, 2003

Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	19%	22%	20%	20%
Casualty	19	19	21	20
Motor	10	8	12	10
Worldwide Specialty
Agriculture	5	5	3	3
Aviation/Space	7	8	5	6
Catastrophe	6	7	12	14
Credit/Surety	8	7	5	5
Engineering/Energy	8	9	5	7
Marine	2	2	2	2
Special Risk	4	5	7	6
ART	-	-	-	-
Life	12	8	8	7

Geographic Distribution of Gross Premiums Written:
Europe	47%	36%	48%	41%
North America	39	45	37	43
Asia, Australia and New Zealand	10	14	10	11
Latin America and the Caribbean	3	4	4	4
Africa	1	1	1	1

As at June 30, 2004
Credit Ratings (Financial Strength Ratings):
Standard & Poor's	AA-
Moodys	Aa3
A.M. Best	A+

	As at June 30, 2004 (in thousands of U.S. dollars)		As at December 31, 2003 (in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$220,000	7%	$220,000	7%
Trust Preferred Securities(1)	200,000	6	200,000	6
Series B Cumulative Redeemable Preferred Shares (PEPS)	200,000	6	200,000	6
6.75% Series C Cumulative Preferred Shares, aggregate liquidation	290,000	9	290,000	9
Common Shareholders' Equity	2,423,930	72	2,304,392	72

Total Capital	$3,333,930	100%	$3,214,392	100%

(1)	Neither the Trust that issued the securities nor PartnerRe Finance which owns the Trust meet the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at June 30, 2004		As at December 31, 2003

Investment Portfolio:
Credit Quality	AAA	59%		57%
	AA	3		3
	A	18		19
	BBB	14		14
	Below Investment Grade/Unrated	6		7

By Class	U.S. Government	8%		7%
	U.S. Mortgage/Asset Backed	17		17
	U.S. Corporates	25		26
	Foreign Fixed Income	30		31
	Equities and Equity Substitutes	14		15
	Cash (net of pending transactions)	6		4

Expected average duration		3.5	Yrs	3.6	Yrs

Average yield to maturity at marke		4.0%		3.8%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three months ended June 30, 2004	For the three months ended June 30, 2003	For the six month ended June 30, 2004	For the six months ended June 30, 2003
	(in thousands of U.S. dollars except per share data)

Reconciliation of Net income to Operating earnings
available to common shareholders:

Net income	$119,835	$121,915	$265,479	$246,284
Less:
Net realized investment gains, net of tax	10,076	17,447	41,086	55,378
Dividends to preferred shareholders	4,894	14,567	9,788	19,567

Operating income available to common shareholder	$104,865	$89,901	$214,605	$171,339

Diluted net income per common share	$2.12	$2.00	$4.71	$4.22
Less:
Net realized investment gains, net of tax, per common share	0.19	0.33	0.76	1.03

Diluted operating earning per common share	$1.93	$1.67	$3.95	$3.19

Annualized return on beginning common shareholders' equity
calculated with net income	20.0%	23.5%	22.2%	24.8%
Less:
Net realized investment gains, net of tax	1.8	3.8	3.6	6.0

Annualized operating return on equity	18.2%	19.7%	18.6%	18.8%